UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  570.346.7667

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant

(b)  Engagement of New Accountants

(i)            On December 15, 2010, First National Community Bancorp, Inc. (the “Company”) engaged McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accounting firm to audit its financial statements.

(ii)           The engagement of McGladrey was approved by the Company’s Audit Committee.

(iii)          During the fiscal years ended December 31, 2009 and 2008, and in the interim period from January 1, 2010 through December 15, 2010, there were no consultations between the Company, or any person acting on behalf of the Company, and McGladrey regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is used in Item 304(a)(1)(iv) of Regulation SK or a reportable event, as that term is used in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

99.1         Press Release dated December 15, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ Edward J. Lipkus
Edward J. Lipkus, Executive Vice President and Chief Financial Officer

Dated: December 15, 2010